Exhibit 24.2

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Roberto R. Herencia and Alberto J. Paracchini, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments (including post-effective amendments on Form S-8), to the Registration Statement on Form S-4, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ William G. Kistner William G. Kistner	Director	May 29, 2018
/s/ Robert R. Yohanan Robert R. Yohanan	Director	May 29, 2018